Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2005 Equity Incentive Plan of our report dated March 17, 2006, with respect to the consolidated financial statements of Solexa, Inc. included in its Annual Report (Form 10-K) for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP Ernst & Young LLP
Palo Alto, California
October 3, 2006